                                                    Registration No.
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------



                                 ADVO, Inc.
               -------------------------------------------------
               (Exact name of issuer as specified in its charter)



                 Delaware                                06-0885252
      -------------------------------           ---------------------------
      (State or other jurisdiction                     (IRS Employer
      of incorporation or organization)              Identification No.)

         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)
         --------------------------------------------------------------
         1988 Non-Qualified Stock Option Plan of ADVO, Inc., as amended and the 1993 Stock Option Subplan
                            (Full title of the plan)
         --------------------------------------------------------------


                             David M. Stigler, Esq.
                   Senior Vice President and General Counsel
         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                    (Name and address of agent for service)

                               (203) 285-6120
         --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                     -----------------------------------
                       CALCULATION OF REGISTRATION FEE



=============================================================================================
                                                Proposed        Proposed
       Title of                                  maximum         maximum
      securities                  Amount        offering        aggregate         Amount of
        to be                     to be           price          offering        registration
      registered                registered      per share (*)   price (*)            fee
- ---------------------------------------------------------------------------------------------
      Common Stock, par            550,000        $18.875      $10,381,250          $3,579.74
      value $.01 per share         shares

(*) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock of ADVO, Inc. on March 15, 1994.

Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 4 to the Company's Form S-8 (File No. 33-27371) registering 1,625,000 shares for issue under the 1988 Non-Qualified Stock Option Plan, as amended and Post-Effective Amendment No. 1 to the Company's Form S-8 (File No. 33-34685) registering 312,500 shares for issue under the 1988 Non-Qualified Stock Option Plan, as amended and Post-Effective Amendment No. 2 to the Company's Form S-8 (File No. 33-40401) registering 500,000 shares for issue under the 1988 Non-Qualified Stock Option Plan, as amended and Post-Effective Amendment No. 3 to the Company's Form S-8 (File No. 33-60800) registering 312,500 shares for issue under the 1988 Non-Qualified Stock Option Plan, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. - INCORPORATION OF DOCUMENTS BY REFERENCE
- -------------------------------------------------

    The following documents filed by the Company with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 25, 1993;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

(c) The Company's definitive proxy statement, dated December 17, 1993, filed pursuant to Section 14 of the 1934 Act in connection with the 1994 Annual Meeting of Stockholders; and

(d) The description of the Company's Common Stock which is contained in its registration statement on Form 10 dated September 12, 1986 filed under the 1934 Act, and including any amendment or report filed under the 1934 Act for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(c) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. - DESCRIPTION OF SECURITIES
- -----------------------------------

Not applicable

ITEM 5. - INTERESTS OF NAMED EXPERTS AND COUNSEL
- ------------------------------------------------

    The consolidated financial statements of ADVO, Inc. incorporated by reference in ADVO, Inc.'s Annual Report (Form 10-K) for the year ended September 25, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

    The legality of the Common Stock is being passed on for the Company by Day, Berry & Howard, CityPlace, Hartford, Connecticut 06103-3499.

ITEM 6. - INDEMNIFICATION OF OFFICERS AND DIRECTORS
- ---------------------------------------------------

    Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgement, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

    Unless ordered by a court, an indemnification can be made by a corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in Delaware Law. The indemnification provided by Section 145 of the DGCL includes the right to be paid by the corporation the expenses incurred in defending proceedings in advance of their final disposition. Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified.

    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Section 145 of the DGCL is not exclusive of any other right which any person may have or acquire under any statute, provision of the certificate of incorporation or bylaws, or otherwise. In addition, Section 145 of the DGCL authorizes a corporation to maintain insurance, at its expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    As permitted by Section 145 of the DGCL, the Restated Certificate of Incorporation and the Restated Bylaws of the Company provide for indemnification of officers, directors, employees and agents of the Company in certain cases against expenses and liabilities under judgements of reimbursement of amounts paid in settlement.

ITEM 7. - EXEMPTION FROM REGISTRATION CLAIMED
- ---------------------------------------------

Not applicable

ITEM 8. - EXHIBITS
- ------------------

The following exhibits are filed herewith:

                 Description
                 -----------

Exhibit No.
- -----------

    4.1     1988 Non-Qualified Stock Option Plan of ADVO, Inc., as amended.
            (Incorporated by reference to Exhibit A to the Company's Definitive
            Proxy Statement for the annual meeting of Stockholders held on January 20, 1994 (the "Proxy Statement")).

    4.2     1993 Stock Option Subplan of the 1988 Non-Qualified Stock Option
            Plan of ADVO, Inc., as amended (Incorporated by reference to Exhibit
            B to the Proxy Statement).

    4.3 Restated Certificate of Incorporation of ADVO, Inc. (Incorporated by reference to Exhibit 5 of the Company's Registration Statement on Form 8-A, filed on February 24, 1993 (the "Form 8-A")).

    4.4     Restated Bylaws of ADVO, Inc. (Incorporated by reference to Exhibit
            6 of the Form 8-A).

    4.5     Option Agreements

    4.6     Stockholder Protection Rights Agreement, dated as of February 5,
            1993, between the Company and Mellon Securities Trust Company, as
            Rights Agent, including Exhibit A and B (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, dated February 5, 1993).

    5       Opinion of Day, Berry & Howard as to the legality of the Common
            Stock being registered.

    23.1    Consent of Independent Auditors.

    23.2    Consent of Day, Berry & Howard (See Exhibit 5).

    24      Power of Attorney (See Page 5).


Item 9. - UNDERTAKINGS
- ----------------------

A. Undertaking to Update

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Certain Exchange Act Documents by Reference

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification

   Insofar as indemnification for liabilities under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on March 16, 1994.


                     ADVO, Inc.

                     By Robert S. Hirst/s/
                        -----------------------
                        ROBERT S. HIRST
                        Vice President and Controller



                                   ---------

                               Power of Attorney

  Each of the undersigned hereby appoints David M. Stigler and Robert S. Hirst, and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney will have the power to act hereunder with or without the other. Each of the undersigned hereby ratifies and confirms all that attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   ---------

  Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated:



  Signature                               Title                            Date
  ---------                               -----                            ----

 ROBERT KAMERSCHEN/s/
- -----------------------
Robert Kamerschen                   Chairman, Chief Executive           March 16, 1994
                                     Officer and Director
                                     (Principal Executive Officer)


 JOSEPH P. DURRETT/s/
- -----------------------
Joseph P. Durrett                   President, Chief Operating          March 16, 1994
                                     Officer and Director


 LARRY G. MORRIS/s/
- -----------------------
Larry G. Morris                     Executive Vice President,           March 16, 1994
                                     Chief Financial and Administrative
                                     Officer and Director (Principal
                                     Financial Officer)


 ROBERT S. HIRST/s/
- -----------------------
Robert S. Hirst                     Vice President and Controller       March 16, 1994
                                     (Principal Accounting Officer)


- -----------------------
Jack W. Fritz                       Director                            March 16, 1994


 LAWRENCE LACHMAN/s/
- -----------------------
Lawrence Lachman                    Director                            March 16, 1994


 HOWARD H. NEWMAN/s/
- -----------------------
Howard H. Newman                    Director                            March 16, 1994


- -----------------------
John R. Rockwell                    Director                            March 16, 1994


- -----------------------
Richard H. Stowe                    Director                            March 16, 1994


 JOHN L. VOGELSTEIN/s/
- -----------------------
John L. Vogelstein                  Director                            March 16, 1994


                    EXHIBIT INDEX
                    -------------


                                   Sequential
Exhibit No.                        Description                              Page
- -----------                        -----------                              ----




 4.5           Option Agreements.......................................

 5              Opinion of Day, Berry & Howard as to the legality of
                the Common Stock being registered.......................

 23.1           Consent of Independent Auditors.........................

 23.2           Consent of Day, Berry & Howard (See Exhibit 5)..........

 24             Power of Attorney (See Page 5)..........................
